UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2018 [April 2, 2018]

SRC Energy Inc.
(Exact name of registrant as specified in its charter)
______________________________

COLORADO (State or other jurisdiction of incorporation or organization)	001-35245 (Commission File Number)	20-2835920 (I.R.S. Employer Identification Number)

1675 Broadway, Suite 2600
Denver, Colorado 80202

Registrant’s telephone number, including area code: (720) 616-4300

N/A
(Former name or former address, if changed since last report)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

14452752.2

Item 1.01. Entry into a Material Definitive Agreement.

On April 2, 2018, SRC Energy Inc. (the “Company”) entered into a second amended and restated credit agreement (the “Restated Credit Agreement”) with certain banks and other lenders, including SunTrust Bank, as administrative agent, swingline lender and issuing bank. Among other things, the Restated Credit Agreement, which amends and restates the Company’s prior credit agreement, provides for a maximum credit amount of $1.5 billion, an elected commitment amount of $450 million and a borrowing base of $550 million. The Company is currently allowed to borrow up to $450 million under the Restated Credit Agreement, less any outstanding amounts. In addition, the Restated Credit Agreement extends the maturity date of the facility from December 2019 to April 2023, reflects certain reductions in interest rates applicable to borrowings under the facility, and adds a $25 million swingline facility.

The Restated Credit Agreement contains customary financial covenants, which may limit the Company’s ability to incur additional debt or pay dividends. The Restated Credit Agreement also contains customary events of default. Any event of default, if not cured or waived in a timely manner, could result in the acceleration of the Company’s indebtedness under the Restated Credit Agreement.

Certain of the banks and other lenders under the Restated Credit Agreement and their affiliates have in the past provided, and may from time to time in the future provide, commercial banking, financial advisory, investment banking and other services to the Company.

The foregoing description of the Restated Credit Agreement is qualified in its entirety by reference to the full and complete terms of the Restated Credit Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)        Exhibits.

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement dated as of April 2, 2018, among SRC, SunTrust Bank, as administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2018

SRC Energy Inc.

By:	/s/ Lynn A. Peterson
Lynn A. Peterson
President and Chief Executive Officer